Exhibit 99.1
Five9 Revenue Growth Accelerates to 28% and Adjusted EBITDA Margin Improves to 6% in the Second Quarter of 2016
LTM Enterprise Subscription Revenue Growth Accelerates to 41%
Raises 2016 Guidance for Revenue and Bottom Line

SAN RAMON, CALIF. - August 3, 2016 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud software for the enterprise contact center market, today reported results for the second quarter 2016 ended June 30, 2016.
Q2 Business Highlights

•	All-time records for both enterprise bookings and commercial bookings

•	Total revenue increased 28% year-over-year to a record $38.9 million

•	LTM enterprise subscription revenue grew 41% year-over-year

•	LTM enterprise revenue increased to 67% of total revenue, up from 62% in the year ago period

•	Annual dollar-based retention rate was 100%, up from 94% in the year ago period

•	Operating cash flow was $2.2 million, up by $6.2 million year-over-year

“Our second quarter results were truly outstanding with further acceleration on the top line driven by LTM enterprise subscription revenue growth of 41%. Furthermore, we continued to enjoy exceptional leverage in our business model resulting in record adjusted EBITDA. Since our IPO eight quarters ago, our adjusted EBITDA margins have increased by nearly 34 percentage points. I am also extremely pleased that our bookings and pipeline reached new highs. Our results continued to be driven by strong enterprise gains, which deliver high marginal profitability. We are still in the early days of a massive push towards modernization of customer service and contact center technologies, including both CRM and contact center infrastructure. Given our strong position in this market and the momentum in our business, we are raising 2016 guidance.”

- Mike Burkland, President and CEO, Five9

Second Quarter 2016 Financial Results

•	Total revenue for the second quarter of 2016 increased 28% to $38.9 million, compared to $30.3 million for the second quarter of 2015

•	GAAP gross margin was 56.9% in the second quarter of 2016, compared to 52.9% for the second quarter of 2015

•	Adjusted gross margin was 61.9% for the second quarter of 2016, compared to 58.7% for the second quarter in 2015

•	GAAP net loss for the second quarter of 2016 was $(3.5) million, or $(0.07) per share, compared to a GAAP net loss of $(7.4) million, or $(0.15) per share, for the second quarter of 2015

•	Non-GAAP net loss for the second quarter of 2016 was $(0.8) million, or $(0.02) per share, compared to a non-GAAP net loss of $(5.1) million, or $(0.10) per share, for the second quarter of 2015

•	Adjusted EBITDA for the second quarter of 2016 was $2.3 million, or 5.9% of revenue, compared to a loss of $(2.3) million, or (7.4)% of revenue, for the second quarter of 2015
A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth in the tables attached to this release.
Business Outlook

•	For the full year 2016, Five9 expects to report:

•	Revenue in the range of $155.8 to $157.8 million, up from the prior guidance range of $151.5 to $154.5 million that was previously provided on May 10, 2016

•
GAAP net loss in the range of $(17.8) to $(19.8) million, including an estimated $1.0 million write-off of unamortized fees and discounts as well as a prepayment penalty from the termination of our prior term debt facility, or a loss of $(0.34) to $(0.38) per share, improved from the prior guidance range of $(19.8) to $(21.8) million, or a loss of $(0.38) to $(0.42) per share, that was previously provided on May 10, 2016

•
Non-GAAP net loss in the range of $(6.5) to $(8.5) million, or $(0.12) to $(0.16) per share, improved from the prior guidance range of $(10.1) to $(12.1) million, or $(0.19) to $(0.23) per share, that was previously provided on May 10, 2016

•	For the third quarter of 2016, Five9 expects to report:

•	Revenue in the range of $38.6 to $39.6 million

•
GAAP net loss in the range of $(5.9) to $(6.9) million, including an estimated $1.0 million write-off of unamortized fees and discounts as well as a prepayment penalty, or a loss of $(0.11) to $(0.13) per share

•	Non-GAAP net loss in the range of $(2.2) to $(3.2) million, or a loss of $(0.04) to $(0.06) per share

Conference Call Details
Five9 will discuss its second quarter 2016 results today, August 3, 2016, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 1334608), please dial: 877-795-3648 or 719-325-4782. An audio replay of the call will be available through August 17, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 1334608. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.  Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The company’s management uses these measures to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.
Forward Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding the enterprise shift to the cloud for CRM and contact center solutions and Five9’s market position, increasing demand for Five9’s solutions, and the third quarter 2016 and full year 2016 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) we may be unable to attract new clients or sell additional services and functionality to our existing clients or could experience a reduction in seats or revenues from existing clients; (iii) our recent rapid growth may not be indicative of our future growth and we may fail to manage our growth effectively; (iv) the markets in which we participate are highly competitive and we may be unable to compete effectively; (v) we may be unable to manage our technical operations infrastructure, which could cause our existing clients to experience service outages, cause our new clients to experience delays in the deployment of our solution and subject us to, among other things, claims for credits or damages; (vi) a decline in our dollar-based retention rate could cause our revenues and gross margins to decrease and our net loss to increase and we may be required to spend more money to grow our client base to maintain our revenues; (vii) sales of our solutions to larger organizations may require longer sales and implementation cycles and we may be unable to offer the configuration and integration services or customized features and functions required by larger organizations, which could delay or prevent sales of our solution to them; (viii) downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (ix) third-party telecommunications and internet service providers on which we rely may fail to provide our clients and their customers with reliable telecommunication services and connectivity to our cloud contact center software; (x) we may be unable to achieve or sustain profitability; (xi) we may be unable to secure additional financing on favorable terms, or at all, to meet our future capital needs; and (xii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
Five9 is a leading provider of cloud software for the enterprise contact center market, bringing the power of the cloud to thousands of customers and facilitating approximately three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, helping organizations transition from legacy premise-based solutions to the cloud. Five9 provides businesses reliable, secure, compliant and scalable cloud contact center software designed to create exceptional customer experiences, increase agent productivity and deliver tangible business results. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,638	$58,484
Accounts receivable, net	10,765	10,567
Prepaid expenses and other current assets	3,390	2,184
Total current assets	71,793	71,235
Property and equipment, net	13,188	13,225
Intangible assets, net	1,785	2,041
Goodwill	11,798	11,798
Other assets	932	934
Total assets	$99,496	$99,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,004	$2,569
Accrued and other current liabilities	9,153	7,911
Accrued federal fees	6,008	5,684
Sales tax liability	1,215	1,262
Revolving line of credit	12,500	12,500
Notes payable	6,576	7,212
Capital leases	5,271	4,972
Deferred revenue	7,898	6,413
Total current liabilities	51,625	48,523
Sales tax liability — less current portion	1,650	1,915
Notes payable — less current portion	14,572	17,327
Capital leases — less current portion	4,617	4,606
Other long-term liabilities	579	582
Total liabilities	73,043	72,953
Stockholders’ equity:
Common stock	53	51
Additional paid-in capital	189,199	180,649
Accumulated deficit	(162,799)	(154,420)
Total stockholders’ equity	26,453	26,280
Total liabilities and stockholders’ equity	$99,496	$99,233

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenue	$38,886	$30,274	$76,901	$60,548
Cost of revenue	16,764	14,270	33,374	29,048
Gross profit	22,122	16,004	43,527	31,500
Operating expenses:
Research and development	5,799	5,568	11,601	11,606
Sales and marketing	12,637	10,594	25,343	20,525
General and administrative	5,882	6,027	12,418	13,302
Total operating expenses	24,318	22,189	49,362	45,433
Loss from operations	(2,196)	(6,185)	(5,835)	(13,933)
Other expense, net:
Interest expense	(1,197)	(1,155)	(2,396)	(2,294)
Interest income and other	(33)	(49)	(78)	(47)
Total other expense, net	(1,230)	(1,204)	(2,474)	(2,341)
Loss before income taxes	(3,426)	(7,389)	(8,309)	(16,274)
Provision for (benefit from) income taxes	42	(20)	70	(2)
Net loss	$(3,468)	$(7,369)	$(8,379)	$(16,272)
Net loss per share:
Basic and diluted	$(0.07)	$(0.15)	$(0.16)	$(0.33)
Shares used in computing net loss per share:
Basic and diluted	52,143	49,980	51,760	49,708

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015

Cash flows from operating activities:
Net loss	$(8,379)	$(16,272)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,163	3,685
Provision for doubtful accounts	41	134
Stock-based compensation	4,408	4,065
Loss on disposal of property and equipment	2	9
Amortization of debt discount	178	171
Others	(7)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(245)	(57)
Prepaid expenses and other current assets	(1,206)	(2,268)
Other assets	62	(87)
Accounts payable	357	(1,394)
Accrued and other current liabilities	1,389	2,035
Accrued federal fees and sales tax liability	12	165
Deferred revenue	1,535	163
Other liabilities	(53)	(58)
Net cash provided by (used in) operating activities	2,257	(9,710)
Cash flows from investing activities:
Purchases of property and equipment	(568)	(414)
(Increase) Decrease in restricted cash	(60)	806
Purchase of short-term investments	—	(20,000)
Proceeds from maturity of short-term investments	—	40,000
Net cash (used in) provided by investing activities	(628)	20,392
Cash flows from financing activities:
Proceeds from exercise of common stock options	3,352	349
Proceeds from sale of common stock under ESPP	792	680
Repayments of notes payable	(3,563)	(1,572)
Payments of capital leases	(3,056)	(3,095)
Net cash used in financing activities	(2,475)	(3,638)
Net (decrease) increase in cash and cash equivalents	(846)	7,044
Cash and cash equivalents:
Beginning of period	58,484	58,289
End of period	$57,638	$65,333

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP gross profit	$22,122	$16,004	$43,527	$31,500
GAAP gross margin	56.9%	52.9%	56.6%	52.0%
Non-GAAP adjustments:
Depreciation	1,528	1,470	3,120	2,821
Intangibles amortization	88	88	176	176
Stock-based compensation	329	218	594	406
Adjusted gross profit	$24,067	$17,780	$47,417	$34,903
Adjusted gross margin	61.9%	58.7%	61.7%	57.6%

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP net loss	$(3,468)	$(7,369)	$(8,379)	$(16,272)
Non-GAAP adjustments:
Depreciation and amortization	2,060	1,910	4,163	3,685
Stock-based compensation	2,414	1,830	4,408	4,065
Interest expense	1,197	1,155	2,396	2,294
Interest income and other	33	49	78	47
Provision for (benefit from) income taxes	42	(20)	70	(2)
Out of period adjustment for sales tax liability (G&A)	—	190	—	765
Adjusted EBITDA	$2,278	$(2,255)	$2,736	$(5,418)

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP net loss	$(3,468)	$(7,369)	$(8,379)	$(16,272)
Non-GAAP adjustments:
Stock-based compensation	2,414	1,830	4,408	4,065
Intangibles amortization	128	128	256	256
Amortization of debt discount	87	87	178	171
Out of period adjustment for sales tax liability (G&A)	—	190	—	765
Non-GAAP net loss	$(839)	$(5,134)	$(3,537)	$(11,015)

GAAP net loss per share:
Basic and diluted	$(0.07)	$(0.15)	$(0.16)	$(0.33)
Non-GAAP net loss per share:
Basic and diluted	$(0.02)	$(0.10)	$(0.07)	$(0.22)
Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	52,143	49,980	51,760	49,708

SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2016			June 30, 2015
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$329	$1,528	$88	$218	$1,470	$88
Research and development	528	161	—	340	102	—
Sales and marketing	544	26	28	458	23	28
General and administrative	1,013	217	12	814	187	12
Total	$2,414	$1,932	$128	$1,830	$1,782	$128

	Six Months Ended
	June 30, 2016			June 30, 2015
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$594	$3,120	$176	$406	$2,821	$176
Research and development	963	309	—	914	189	—
Sales and marketing	978	51	56	982	44	56
General and administrative	1,873	427	24	1,763	375	24
Total	$4,408	$3,907	$256	$4,065	$3,429	$256

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS – GUIDANCE
(Unaudited, in thousands, except per share data)

	Three Months Ending		Year Ending
	September 30, 2016		December 31, 2016
	Low	High	Low	High

GAAP net loss	$(5,909)	$(6,909)	$(17,763)	$(19,763)
Non-GAAP adjustments:
Stock-based compensation	2,499	2,499	9,486	9,486
Intangibles amortization	128	128	500	500
Amortization of debt discount and estimated write-off related to refinancing	1,082	1,082	1,277	1,277
Non-GAAP net loss	$(2,200)	$(3,200)	$(6,500)	$(8,500)
GAAP net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.34)	$(0.38)
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.06)	$(0.12)	$(0.16)
Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	52,617	52,617	52,115	52,115

Investor Relations Contact:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com
Tony Righetti
415-489-2186
Tony@blueshirtgroup.com

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